                                  POWER OF ATTORNEY


               THE UNDERSIGNED director of Culp, Inc. (the "Company")

          hereby appoints Franklin N. Saxon as the undersigned's lawful agent and attorney-in-fact, with full power of substitution and resubstitution, for and on behalf and in the name of the

          undersigned, to execute and file with the Securities and Exchange

          Commission (the "Commission") a registration statement on Form S-

          8 pursuant to the Securities Act of 1933, as amended (the "Act"),

          for the purpose of registering shares to be issued upon the exercise of options granted under the Company's 1993 Stock Option

          Plan (the "Plan") and the resale of such shares by affiliates of the Company, and any and all amendments, including post-effective amendments, and exhibits to such registration statement, and any and all applications or other documents to be filed with the

          Commission or elsewhere pertaining to such registration statement or amendments, with full power and authority to take or cause to be taken all other actions which in the judgment of such person may be necessary or appropriate to effect the registration under the Act of the shares of the Company's common stock offered or to be offered pursuant to the Plan, and the resale of such shares by affiliates.

               EXECUTED on the 18th day of August, 1995.



                                        /s/ Andrew W. Adams
                                        ___________________________________
                                        Andrew W. Adams